Exhibit 23.1



                    Consent of Independent Public Accountants


The Shareholders and Board of Directors
Supertel Hospitality, Inc.:


We consent to the use of our report incorporated by reference herein.


                                  /s/ KPMG LLP


Omaha, Nebraska
November 2, 1999